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                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is entered into dated as of February 3, 1999, by and between Lloyd Linn (the "Executive"), and EarthWeb Inc., (the "Company") a Delaware corporation having its principal place of business at 3 Park Avenue, New York, New York.

                                  WITNESSETH:
                                  ----------

     Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") between EW Acquisition Corp. ("Merger Sub"), D & L Online, Inc. ("Dice") and all the shareholders of Dice, the Company has been merged into a wholly-owned subsidiary of Parent. The Parent and the Company wish to continue the employment of the Executive subsequent to the consummation of the transactions contemplated by the Merger Agreement, on the terms hereinafter set forth. Capitalized terms used, but not defined, herein shall have the meanings assigned to them in the Merger Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

     Section 1.  Employment; Duties; Acceptance.  The Company hereby employs the
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Executive as a Vice President of the Company and President of the Surviving
Corporation, for the Term (as hereinafter defined), to render exclusive and full time services to the Company as an executive employee (including, without limitation, performing such duties and responsibilities as are consistent with those performed by Executive for Dice prior to and as of the Closing (the "Prior Duties")), subject to the direction of the Chief Executive Officer and the Board of Directors of the Company, and, in connection therewith, to perform such duties as he shall be directed by the Chief Executive Officer or by the Board of Directors of the Company to perform.

     Section 2.  Term of Employment.  The term of the Executive's employment
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under this Agreement (the "Term") shall commence on the Closing Date under the
Merger Agreement (the "Commencement Date") and shall end three (3) years thereafter unless sooner terminated pursuant to Article 4 of this Agreement.

     Section 3.  Compensation.  (a) The Company agrees to pay to the Executive,
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during the Term, a salary ("Base Salary") at the fixed rate of One Hundred
Sixty-Five Thousand Dollars ($165,000) per annum payable in accordance with the Company's standard payroll practices, less such deductions or amounts to be withheld as shall be required by applicable law and regulation. In addition, for so long as Executive is employed by the Company under the terms of this Agreement, (a) the Executive shall be entitled to participate in the Company's senior executive bonus plan and (b) the Executive and, to the extent applicable, the Executive's family, shall be allowed to participate in all life insurance, disability, medical, hospitalization, pension, profit sharing retirement plans and all other employee benefits which the Company has in effect from time to time, as and when the same are established for the senior executives of the Company.
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     b.   Vacation and Holidays.  The Company will provide to Executive paid
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vacation in accordance with the plans, policies, programs and practices of the
Company that are approved by the Compensation Committee, providing not less than
(4) weeks (20 business days) vacation per year, and all legal holidays, during which times his applicable compensation shall be paid in full.

     Section 4.  Termination.
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     (a)  Death. If the Executive shall die during the Term, this Agreement
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shall terminate, except that the Executive's legal representatives shall be entitled to receive the compensation provided hereunder to the last day of the month in which his death occurs.

     (b)  For Cause. In the event of the Executive's commission of an act of
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gross negligence, willful misconduct (including, without limitation, an act of fraud, theft or dishonesty), or material violation of law materially injurious to the Company or the commission without regard to his employment with respect to the Company of a felony (collectively, "cause"), the Company may at any time by written notice to the Executive terminate the Executive's employment hereunder and such termination shall be deemed to be termination for cause. In the event of Executive's termination for cause, the Company shall pay to the Executive all compensation accrued and payable to the Executive through the Executive termination date in accordance with the Company's ordinary payroll practice.

     (c)  Resignation. If the Executive shall voluntarily terminate his
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employment with the Company prior to the expiration of the Term, the Company shall be obligated to pay, and the Executive shall be entitled to receive, compensation at the rate provided herein only through the last day of the Executive's employment. Executive shall provide to the Company [30 days/180 days] prior written notice upon such voluntary termination.

     (d)  Without Cause. If the Company shall terminate the Executive's
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employment without cause prior to the expiration of the Term (or Executive terminates his employment for Good Reason (as defined in subparagraph (e) below)), the Company shall be obligated to pay, and the Executive shall be entitled to receive, compensation (at the rate, in the installments and subject to the deductions, provided herein) for six (6) months. The payments to be made pursuant to the next preceding sentence shall be made as (and the parties agree that the same shall be deemed to be appropriate and reasonable) liquidated damages and shall be in lieu of any other damages for or based upon, any claim of any kind which the Executive may, or may be entitled to assert by reason of the termination of the Executives employment.

     (e)  For Good Reason. Executive shall be permitted to terminate his
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employment with the Company prior to the expiration of the Term due to the assignment to the Executive by the President or the Board of Directors of the Company of duties which are materially inconsistent with the Prior Duties (including the material reduction of the Executive's duties and responsibilities as compared to the Prior Duties, except as contemplated by this Agreement or related to the standard policies for executives at Executive's level at EarthWeb), due to a material breach by the Company of its obligations hereunder to the Executive or due to the permanent relocation of the Executive to a locality other than the Des Moines, Iowa metropolitan area ("Good Reason").

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     Section 5.  Confidential Information; Covenant Not to Compete.
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     (a)  Executive will disclose to the Company all Inventions (as herein defined). "Inventions" shall mean all ideas, potential marketing and sales relationships, inventions, copyrightable expression, research, plans for products or services, business development strategies, marketing plans, computer software (including, without limitation, source code), computer programs, original works of authorship, characters, know-how, trade secrets, information, data, developments, discoveries, improvements, modifications, technology, algorithms and designs, whether or not subject to patent or copyright protection, made, conceived, expressed, developed, or actually or constructively reduced to practice by Executive solely or jointly with others during the term of Executive's employment with the Company, within the scope of Executive's employment or within the scope of the Business as defined below in clause
(d)(i)(A) of this Section 5 which refer to, are suggested by, or result from any work which Executive may do during his employment, or from any information obtained from the Company or any affiliate of the Company. The Inventions shall be the exclusive property of the Company, and Executive acknowledges that all of such Inventions shall be considered as "work made for hire" belonging to the Company. To the extent that any such Inventions, under applicable law, may not be considered work made for hire by Executive for the Company, Executive agrees to assign and, upon its creation, automatically and irrevocably assigns to the Company, including, without limitation, any copyright, other intellectual property rights, moral rights, all contract and licensing rights, and all claims and causes of action of any kind with respect to such materials. The Company shall have the exclusive right to use the Inventions, whether original or derivative, for all purposes without additional compensation to Executive. At the Company's expense, Executive will assist the Company in every proper way to protect the Inventions throughout the world, including, without limitation, executing in favor of the Company or any designee(s) of the Company patent, copyright, and other applications and assignments relating to the Inventions. Executive agrees not to challenge the validity of the ownership by the Company or its designee(s) in the Inventions.

     (b) Executive will not disclose or use, at any time either during or after the term of employment, except at the request of the Company or an affiliate of the Company, any Confidential Information (as herein defined). "Confidential Information" shall mean all proprietary information, technical data, trade secrets, and know-how, including, without limitation, research, product plans, customer lists, markets, software, developments, inventions, discoveries, processes, formulas, algorithms, technology, designs, drawings, marketing and other plans, business strategies and financial data and information, including but not limited to Inventions, whether or not marked as "Confidential." "Confidential Information" shall also mean information received by the Company from customers of the Company or other third parties subject to a duty to keep confidential; provided, that the Confidential Information shall not include any of the following items:

     (1) Confidential Information which becomes available to the public through no fault of the Executive.

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     (2)  Confidential Information received by Executive from a third party which is not so restricted with respect to such Confidential Information and without breach of this Agreement or any other agreement involving both Executive and the Company; and

     (3) the Confidential Information is, at the time of disclosure, in the public domain, as evidenced by printed publications.

     (c) Executive hereby acknowledges and agrees that all property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, Confidential Information, and equipment furnished to or prepared by Executive in the course of or incident to his employment, including, without limitation, records and any other materials pertaining to Inventions, belong to the Company and shall be promptly returned to the Company upon termination of employment. Following termination, the Executive will not retain any written or other tangible or electronic material containing any Confidential Information or information pertaining to any Invention.

     (d) (i) Executive recognizes and acknowledges that the Company is placing its confidence and trust in Executive. Executive, therefore, covenants and agrees that for a period beginning on the date hereof and ending on the third anniversary of the termination of this Agreement unless such termination is a termination without cause or for Good Reason, in which event, such ending date shall be the date of such termination (the "Noncompete Termination Date"), Executive shall not, either directly or indirectly, without the prior written consent of the Board of Directors of the Company or except in connection with any of his duties hereunder:

               A. directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in any business that is competitive with the Business (as defined below). For purposes of this Agreement, the term "Business" shall mean (a) an on-line service for Internet software and site developers, in which one of the primary purposes of such on-line service is to provide such developers with a directory of software development resources and/or (b) an on-line store which sells or distributes Internet-related software (i.e., software which enables users to create, download and/or display data which is carried over the public Internet or local TCP/IP-based intranet), (c) an on-line job board targeting information technology professionals and/or (d) any other online business in which the Company is or becomes involved and of which the Executive is directly involved in the development or operation. Notwithstanding the foregoing, the Executive may own less than five percent (5%) of any class of stock or security of any publicly traded corporation which competes with the Business;

               B. directly or indirectly, solicit for employment or employ any person who was employed by the Company during Employee's employment hereunder; or

               C. call on, solicit, or take away for the Executive or any other person or entity any person or entity who or which was a customer of the Company during the Executive employment with the Company.

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          Executive hereby recognizes and acknowledges that the existing
Business extends throughout the world, and therefore agrees that the covenants not to compete contained in this Section 5(d) shall be applicable in and throughout such area. Executive warrants and represents that the above restrictions are reasonable, and that this Agreement will not prevent him from earning a livelihood.

          (ii) In the event of actual or threatened breach of the provisions of this Section 5(d), the Company, in addition to any other remedies available to it for such breach or threatened breach, including the recovery of damages, shall be entitled to an injunction restraining the Executive from such conduct.

          (iii) If at any time any of the provisions of this Section 5(d) shall be determined to be invalid or unenforceable by reason of its being vague or unreasonable as to duration, area, scope of activity or otherwise, then this
Section 5(d) shall be considered divisible (with the other provisions to remain in full force and effect) and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope of activity or other restrictions, as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and Executive expressly agrees that this Section 5(d), as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included herein.

          (iv) The provisions of this Section 5(d) shall be in addition to, and not in limitation of, any other provisions contained in any other agreement restricting competition by Executive.

     (e) The prohibitions contained in Sections 5(c) and 5(d) are severable and shall be so interpreted by any court, it being the intent of the parties hereto if any prohibition in said paragraphs be found to be an unreasonable restraint of trade or otherwise unenforceable by any court of competent jurisdiction, that court may limit any such provision to the extent necessary to make such provision enforceable and that the other provisions in the paragraph shall remain unaffected. The parties hereto acknowledge that the business of Company involves the Internet which is world wide in scope and whose existence tends to limit the importance of physical location in the conduct of business. In evaluating each such provision, any court shall take into consideration the scope and nature of the Internet and the breadth of its accessibility and use. If any court shall determine that the territory set forth above is overly broad, such territory shall be deemed limited to the widest territory permitted by law. The Executive acknowledges that the violation of the above referred to provision would cause irreparable injury to Company and that the remedy at law for any violation or threatened violation thereof would be inadequate. The Executive agrees that Company, in addition to any remedy at law, may seek a temporary and permanent injunction or other equitable relief without the necessity of proving actual damages. In addition, the invalidity of any of the foregoing limitations when applied to particular circumstances shall not affect the validity of such limitations under any other dissimilar circumstances.

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     (f)  The Executive represents to Company (i) that there are no restrictions, agreements or understandings whatsoever to which the Executive is a party which would prevent or make unlawful the Executive's execution of this Agreement or the Executive's employment hereunder, (ii) that Executive's execution of this Agreement and the Executive's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which the Executive is a party or by which the Executive is bound and (iii) that the Executive is free and able to execute this Agreement and enter into employment by Company.

     Section 6  Notices.  All notices, requests, consents and other
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communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, by registered or certified mail (notices sent by telegram or mailed shall be deemed to have been given on the date sent), as follows (or to such other address as either party shall hereafter designate by notice in writing to the other in accordance herewith):


          If to the Company:

          3 Park Avenue
          New York, New York  10016
          Attention:  President

     with a copy to:

          John R. Hempill, Esq.
          Morrison & Foerster LLP
          1290 Avenue of the Americas
          New York, New York  10104

     If to the Executive:

          at his address set forth in the initial paragraph of the Agreement

     Section 7.  Miscellaneous.  (a)  This Agreement shall be governed by and
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construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

     (b) The article and section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     (c) This Agreement, together with the Merger Agreement and the Registration Rights Agreement between, among other parties, the Executive and the Company, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is

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not embodied in such agreements, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

     (d) This Agreement, and the Executive's rights (other than the right to receive payments hereunder) and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

     (e) This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     (f) This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     (g) Except for disputes relating to or arising out of Section 4 or Section 5 of this Agreement, any dispute relating to or arising out of Executive's employment at the Company, which cannot be resolved by negotiation, shall be settled by binding arbitration in accordance with the AAA Employment Dispute Arbitration Rules and Procedures, as amended by this Agreement. Employment disputes include, but are not limited to, all claims, demands or actions under Title VII of the Civil Rights Act of 1964, Civil Rights Act or 1866, Civil Rights Act of 1991 and all amendments to the aforementioned, and any other federal, state, or local statute or regulation or common law regarding employment discrimination in employment or the termination of employment. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties. Each party shall bear the cost of preparing and presenting its case. The arbitration shall take place in the Borough of Manhattan, in the City of New York, in the State of New York. The arbitration shall be conducted in strict confidence. The arbitrator's decision shall be based upon the substantive law of the State of New York. The arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. The parties hereby agree that any federal or state court sitting in New York City in the State of New York is a court of competent jurisdiction. This paragraph does not limit the Company's right to seek monetary damages and injunctive relief in any state or federal court sitting in the New York City in the State of New York (jurisdictional, venue and inconvenient forum objections to which are hereby waived by both parties) in the event that a dispute relates to or arises under Section 4 or 5 of this Agreement.

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     Section 8.  Subsidiaries and Affiliates.  As used herein the term
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"subsidiary" shall mean any corporation or other business entity controlled by the corporation in question, and the term "affiliate" shall mean and include any corporation or other business entity controlling, controlled by or under common control with the corporation in question.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              EARTHWEB INC.

                              By:  /s/ Murray Hidary
                                   --------------------------------
                                   Murray Hidary



                              By:  /s/ Lloyd Linn
                                   --------------------------------
                                   Lloyd Linn

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